WHITESTONE REIT ANNOUNCES 13% INCREASE IN FFO CORE PER SHARE AND 9% INCREASE IN INCOME FROM CONTINUING OPERATIONS PER SHARE FOR 2015; INTRODUCES 2016 FULL YEAR GUIDANCE

Houston, Texas, February 24, 2016 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating results for the fourth quarter and year ended December 31, 2015. All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Company Highlights

For the year ended December 31, 2015 (Compared to 2014):

•	29.1% increase in revenues

•	31.4% increase in net operating income (“NOI”)

•	28.1% increase in income from continuing operations

•	27.0% increase in Funds From Operations (“FFO”) Core

•	12.5% increase in FFO Core to $1.35 on a per share basis

•	81.0% dividend to FFO Core ratio

•	9.4% increase in rental rates on new and renewal leases on a GAAP basis

•	$150 million in property acquisitions, the fourth consecutive year in excess of $100 million

For the quarter ended December 31, 2015 (Compared to Fourth Quarter of 2014):

•	33.3% increase in revenues

•	32.7% increase in NOI

•	133.8% increase in income from continuing operations

•	28.0% increase in FFO Core

•	6.3% increase in FFO Core to $0.34 on a per share basis

•	89.6% occupancy in the Company’s retail properties, up 90 basis points from December 31, 2014

Whitestone Overview

A quality portfolio of properties that offer significant growth potential meeting the daily necessities of fast-growing communities. Whitestone’s proven and differentiated approach to building the optimal mix of tenants that provide convenience and high-demand services reduces risk and generates superior financial results for both customers and Whitestone investors.

CEO Comments

“We are proud of our strong financial results for the quarter and the year,” said Jim Mastandrea, Chairman and Chief Executive Officer. “We are also pleased with the significant progress that we made this year with our 'internet-resistant' business model as we continued to focus on our goals of increasing occupancy, identifying growth opportunities within our portfolio, closing on accretive acquisitions in large, rapidly-growing markets and creating value for our shareholders.”

Mr. Mastandrea concluded, “Our neighborhood centers are located in the top growing markets of Austin, San Antonio, Dallas-Fort Worth, Houston and Phoenix and on the best retail corners of affluent communities with high household incomes. As I look ahead, I am optimistic that our innovative 'internet-resistant' operating model, supported by our flexible capital structure, will continue to generate strong financial results, provide us with the means to further grow our asset base through the redevelopment of core properties and the acquisition of new properties, provide strong coverage for our dividend and further enhance shareholder value.”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:
As of December 31, 2015, Whitestone owned 70 Community Centered PropertiesTM with 6.0 million square feet of gross leasable area. The portfolio is comprised of 44 properties in Texas, 25 in Arizona and one in Illinois that offer significant growth potential meeting the daily necessities of fast-growing communities. In Texas and Arizona, Whitestone’s Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (7), Houston (30) and Phoenix (25). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The neighborhood centers in these markets are located on the best retail corners embedded in affluent communities.

With its consumer-centric discipline, the Company strives for a tenant mix of national, regional and local tenants at each of its properties that meet the daily needs of the residents living in the surrounding neighborhoods. At the end of the fourth quarter, the Company's diversified tenant base was comprised of 1,471 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues.  Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants.  The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:
During the fourth quarter, the leasing team signed 104 leases totaling 257,904 square feet in new, expansion and renewal leases, compared to 75 leases totaling 183,184 square feet in the fourth quarter of 2014. The total lease value added during the quarter was $19.0 million compared to $12.0 million during the same period last year. For the full year, total lease value added was $61.8 million, up 15.8% when compared to 2014.

The Company's total occupancy stood at 87.1% at year end.

Acquisition Activity:
In 2015, the Company spent a record $150 million acquiring six high-quality Community Centered PropertiesTM, which are all embedded in affluent, high income neighborhoods, and a strategic hard corner, at an existing center in our Phoenix market. The acquired properties added approximately 500,000 square feet to the Company’s portfolio. Reflecting the continuing diversification of Whitestone’s geographic footprint away from Houston, four of the retail properties are in Austin and one each is in San Antonio and Dallas.

Balance Sheet and Liquidity

Balance Sheet:
Reflecting the Company’s acquisition activity during the year and selective development and redevelopment, undepreciated real estate assets increased $161.9 million, or 24%, to $835.5 million at December 31, 2015 compared to December 31, 2014.

Liquidity, Debt and Credit Facility:
At December 31, 2015, 50 of the Company’s 70 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $584.6 million. The Company had total real estate debt of $499.7 million, of which $372.1 million, or approximately 74%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 3.9% and the weighted average remaining term was 6.1 years.

At quarter end, Whitestone had $2.6 million of cash available on its balance sheet and $172.4 million of available capacity under its credit facility, before the $200 million accordion option.

In November, the Company enhanced its capital structure by amending its $500 million unsecured credit facility. The amendment extended and laddered the maturity dates of the revolver and two term loans that existed at the time, and provided for the conversion of $100 million of then outstanding borrowings under the revolver to a new seven-year term loan.

Dividend

On December 18, 2015, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2016, to be paid in three equal installments of $0.095 in January, February and March of 2016.

2016 FFO Core Guidance

The Company’s FFO Core guidance for 2016 is a range of $1.33 to $1.39 per share. The Company’s FFO (defined in accordance with the National Association of Real Estate Investment Trust’s (“NAREIT”) definition) guidance is a range of $1.06 to $1.12. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2016 Financial Guidance” section of the supplemental data package for the full list of guidance information.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, February 25, 2016 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Toll-Free Number (for domestic participants):         (877) 780-3381
Toll Number (for international participants):        (719) 457-2607

The conference call will be recorded and a telephone replay will be available through Thursday, March 10, 2016. Replay access information is as follows:

Toll-Free Number (for domestic participants):        (877) 870-5176
Toll Number (for international participants):        (858) 384-5517
Pass Code (for all participants):                5960416

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The fourth quarter and full year earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust (“REIT”) that owns, redevelops, repositions, leases, manages and operates Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants. Whitestone's diversified tenant base provides service offerings including grocery, dining, health and wellness, education, services, entertainment and specialty retail. Founded in 1998, the Company is internally managed with a portfolio of 70 commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
Direct: (713) 435-2219; Mobile: (832) 364-8314

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2015	December 31, 2014
ASSETS
Real estate assets, at cost
Property	$835,538	$673,655
Accumulated depreciation	(89,580)	(71,587)
Total real estate assets	745,958	602,068
Cash and cash equivalents	2,587	4,236
Restricted cash	121	—
Marketable securities	435	973
Escrows and acquisition deposits	6,668	4,092
Accrued rents and accounts receivable, net of allowance for doubtful accounts	15,466	11,834
Unamortized lease commissions and loan costs	9,970	8,879
Prepaid expenses and other assets	2,672	2,215
Total assets	$783,877	$634,297

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$499,747	$394,093
Accounts payable and accrued expenses	24,051	15,882
Tenants' security deposits	5,254	4,372
Dividends and distributions payable	7,834	6,627
Total liabilities	536,886	420,974
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 26,991,493 and 22,835,695 issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	27	23
Additional paid-in capital	359,971	304,078
Accumulated deficit	(116,895)	(93,938)
Accumulated other comprehensive loss	(129)	(91)
Total Whitestone REIT shareholders' equity	242,974	210,072
Noncontrolling interest in subsidiary	4,017	3,251
Total equity	246,991	213,323
Total liabilities and equity	$783,877	$634,297

7

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2015	2014	2013
Property revenues
Rental revenues	$71,843	$56,293	$47,297
Other revenues	21,573	16,089	13,195
Total property revenues	93,416	72,382	60,492

Property expenses
Property operation and maintenance	18,698	15,405	14,079
Real estate taxes	12,637	9,747	8,599
Total property expenses	31,335	25,152	22,678

Other expenses (income)
General and administrative	20,312	15,274	10,912
Depreciation and amortization	19,761	15,725	13,100
Interest expense	14,910	10,579	9,975
Interest, dividend and other investment income	(313)	(90)	(136)
Total other expense	54,670	41,488	33,851

Income from continuing operations before loss on sale or disposal of assets and income taxes	7,411	5,742	3,963

Provision for income taxes	(372)	(282)	(293)
Loss on sale or disposal of assets	(185)	(111)	(49)
Income from continuing operations	6,854	5,349	3,621

Income from discontinued operations	11	510	298
Gain on sale of property from discontinued operations	—	1,887	—
Income from discontinued operations	11	2,397	298

Net income	6,865	7,746	3,919

Less: Net income attributable to noncontrolling interests	116	160	125

Net income attributable to Whitestone REIT	$6,749	$7,586	$3,794

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2015	2014	2013
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.25	$0.23	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.00	0.10	0.02
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.25	$0.33	$0.21
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.24	$0.22	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.00	0.10	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.24	$0.32	$0.20

Weighted average number of common shares outstanding:
Basic	24,631	22,278	18,027
Diluted	25,683	22,793	18,273

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$6,865	$7,746	$3,919

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	46	(136)	173
Unrealized gain (loss) on available-for-sale marketable securities	(85)	96	180

Comprehensive income	6,826	7,706	4,272

Less: Comprehensive income attributable to noncontrolling interests	115	160	136

Comprehensive income attributable to Whitestone REIT	$6,711	$7,546	$4,136

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Property revenues	(unaudited)	(unaudited)
Rental revenues	$19,417	$14,829	$71,843	$56,293
Other revenues	6,178	4,376	21,573	16,089
Total property revenues	25,595	19,205	93,416	72,382

Property expenses
Property operation and maintenance	5,453	3,868	18,698	15,405
Real estate taxes	3,334	2,675	12,637	9,747
Total property expenses	8,787	6,543	31,335	25,152

Other expenses (income)
General and administrative	5,142	4,523	20,312	15,274
Depreciation and amortization	5,373	4,138	19,761	15,725
Interest expense	4,246	3,054	14,910	10,579
Interest, dividend and other investment income	(69)	(19)	(313)	(90)
Total other expense	14,692	11,696	54,670	41,488

Income from continuing operations before loss on sale or disposal of assets and income taxes	2,116	966	7,411	5,742

Provision for income taxes	(98)	(74)	(372)	(282)
(Loss) gain on sale or disposal of assets	63	(2)	(185)	(111)
Income from continuing operations	2,081	890	6,854	5,349

Income from discontinued operations	8	136	11	510
Gain on sale of property from discontinued operations	—	1,887	—	1,887
Income from discontinued operations	8	2,023	11	2,397

Net income	2,089	2,913	6,865	7,746

Less: Net income attributable to noncontrolling interests	38	51	116	160

Net income attributable to Whitestone REIT	$2,051	$2,862	$6,749	$7,586

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.07	$0.04	$0.25	$0.23
Income from discontinued operations attributable to Whitestone REIT	0.00	0.08	0.00	0.10
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.12	$0.25	$0.33
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.07	$0.03	$0.24	$0.22
Income from discontinued operations attributable to Whitestone REIT	0.00	0.09	0.00	0.10
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.12	$0.24	$0.32

Weighted average number of common shares outstanding:
Basic	26,540	22,564	24,631	22,278
Diluted	27,560	23,209	25,683	22,793

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$2,089	$2,913	$6,865	$7,746

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	506	(184)	46	(136)
Unrealized gain (loss) on available-for-sale marketable securities	21	47	(85)	96

Comprehensive income	2,616	2,776	6,826	7,706

Less: Comprehensive income attributable to noncontrolling interests	46	49	115	160

Comprehensive income attributable to Whitestone REIT	$2,570	$2,727	$6,711	$7,546

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income from continuing operations	$6,854	$5,349	$3,621
Net income from discontinued operations	11	2,397	298
Net income	6,865	7,746	3,919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,761	15,725	13,100
Amortization of deferred loan costs	1,212	899	1,046
Amortization of notes payable discount	295	304	463
Gain on sale of marketable securities	(44)	—	(41)
Loss on sale or disposal of assets and properties	185	111	49
Bad debt expense	1,974	1,602	1,638
Share-based compensation	7,337	4,631	2,284
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(2,576)	(1,998)	4,920
Accrued rent and accounts receivable	(5,606)	(3,668)	(3,589)
Related party receivable	—	—	652
Unamortized lease commissions	(1,918)	(1,526)	(1,170)
Prepaid expenses and other assets	394	605	938
Accounts payable and accrued expenses	7,419	2,257	(1,242)
Tenants' security deposits	882	900	561
Net cash provided by operating activities	36,169	25,191	23,230
Net cash provided by operating activities of discontinued operations	11	450	654
Cash flows from investing activities:
Acquisitions of real estate	(147,950)	(129,439)	(119,102)
Additions to real estate	(12,719)	(9,330)	(6,138)
Proceeds from sales of marketable securities	496	—	747
Net cash used in investing activities	(160,173)	(138,769)	(124,493)
Net cash provided by (used in) investing activities of discontinued operations	—	7,311	(153)
Cash flows from financing activities:
Distributions paid to common shareholders	(28,457)	(25,539)	(20,294)
Distributions paid to OP unit holders	(489)	(550)	(691)
Proceeds from issuance of common shares, net of offering costs	49,649	6,458	63,887
Payments of exchange offer costs	—	(136)	(40)
Proceeds from revolving credit facility, net	107,500	85,300	65,800
Proceeds from notes payable	—	47,300	105,710
Repayments of notes payable	(2,847)	(3,306)	(110,829)
Payments of loan origination costs	(1,534)	(3,036)	(2,796)
Change in restricted cash	(121)	—	—
Repurchase of common shares	(1,357)	(24)	—
Net cash provided by financing activities	122,344	106,467	100,747
Net cash used in financing activities of discontinued operations	—	(2,905)	(38)
Net decrease in cash and cash equivalents	(1,649)	(2,255)	(53)
Cash and cash equivalents at beginning of period	4,236	6,491	6,544
Cash and cash equivalents at end of period	$2,587	$4,236	$6,491

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosure (in thousands)

	Year Ended December 31,
	2015	2014	2013
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,470	$9,562	$9,179
Cash paid for taxes	$315	$238	$237
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$57	$6,092	$278
Financed insurance premiums	$1,057	$888	$883
Value of shares issued under dividend reinvestment plan	$95	$94	$99
Value of common shares exchanged for OP units	$174	$1,484	$1,236
Change in fair value of available-for-sale securities	$85	$96	$180
Change in fair value of cash flow hedge	$(46)	$(136)	$173
Debt assumed with acquisitions of real estate	$—	$2,586	$11,100
Interest supplement assumed with acquisition of real estate	$—	$—	$932
Acquisition of real estate in exchange for OP units	$1,333	$—	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
FFO AND FFO CORE	2015	2014	2015	2014	2013
Net income attributable to Whitestone REIT	$2,051	$2,862	$6,749	$7,586	$3,794
Depreciation and amortization of real estate assets (1)	5,342	4,203	19,646	15,950	13,339
Loss (gain) on disposal of assets (1)	(63)	(1,885)	185	(1,776)	56
Net income attributable to noncontrolling interests (1)	38	51	116	160	125
FFO	7,368	5,231	26,696	21,920	17,314

Non cash share-based compensation expense	2,137	1,644	7,339	4,736	2,284
Acquisition costs	150	668	1,719	1,341	1,010
Rent support agreement payments received	—	—	—	156	188
FFO Core	$9,655	$7,543	$35,754	$28,153	$20,796

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$7,368	$5,231	$26,696	$21,920	$17,314
Distributions paid on unvested restricted common shares	(128)	(74)	(528)	(201)	(50)
FFO excluding amounts attributable to unvested restricted common shares	$7,240	$5,157	$26,168	$21,719	$17,264
FFO Core excluding amounts attributable to unvested restricted common shares	$9,527	$7,469	$35,226	$27,952	$20,746

Denominator:
Weighted average number of total common shares - basic	26,540	22,564	24,631	22,278	18,027
Weighted average number of total noncontrolling OP units - basic	500	400	430	471	596
Weighted average number of total commons shares and noncontrolling OP units - basic	27,040	22,964	25,061	22,749	18,623

Effect of dilutive securities:
Unvested restricted shares	1,020	645	1,052	515	246
Weighted average number of total common shares and noncontrolling OP units - dilutive	28,060	23,609	26,113	23,264	18,869

FFO per common share and OP unit - basic	$0.27	$0.22	$1.04	$0.95	$0.93
FFO per common share and OP unit - diluted	$0.26	$0.22	$1.00	$0.93	$0.91

FFO Core per common share and OP unit - basic	$0.35	$0.33	$1.41	$1.23	$1.11
FFO Core per common share and OP unit - diluted	$0.34	$0.32	$1.35	$1.20	$1.10

(1)	Includes amounts from discontinued operations.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014	2013
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$2,051	$2,862	$6,749	$7,586	$3,794
General and administrative expenses	5,142	4,523	20,312	15,274	10,912
Depreciation and amortization	5,373	4,138	19,761	15,725	13,100
Interest expense	4,246	3,054	14,910	10,579	9,975
Interest, dividend and other investment income	(69)	(19)	(313)	(90)	(136)
Provision for income taxes	98	74	372	282	293
Loss (gain) on disposal of assets	(63)	2	185	111	49
Income from discontinued operations	(8)	(136)	(11)	(510)	(298)
Gain on sale of property from discontinued operations	—	(1,887)	—	(1,887)	—
Net income attributable to noncontrolling interests	38	51	116	160	125
NOI	$16,808	$12,662	$62,081	$47,230	$37,814